              As filed with the Securities and Exchange Commission

                               on July 6, 1998

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549
                            -----------------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


    CHEVY CHASE BANK, F.S.B.                           CCB HOLDING CORPORATION
    -----------------------                            -----------------------

             (Exact name of registrants as specified in their charters)

United States          52-0897004              Delaware          52-0361930
-------------        -------------           ------------     -----------------
  (State of        (I.R.S. Employer          (State of        (I.R.S. Employer
incorporation or    Identification         incorporation or    Identification
 organization)         Number)              organization)          Number)


   8401 Connecticut Avenue                  913 North Market Street,  Suite 405
 Chevy Chase, Maryland  20815                  Wilmington, Delaware 19801
 ----------------------------               -----------------------------------

(Address of principal executive               (Address of principal executive
 offices, including Zip Code)                   offices, including Zip Code)

If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           pursuant to Section 12(g) of the
Exchange Act and is effective              Exchange Act and is effective
pursuant to General Instruction            pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following
box.  [_]                                  box.  [X]

Securities Act registration statement file number to which this form relates:

                                   333-14779
                                   ---------

    Securities to be registered pursuant to Section 12(b) of the Act:  None

       Securities to be registered pursuant to Section 12(g) of the Act:

                    Chevy Chase Master Credit Card Trust II
          Class A Floating Rate Asset Backed Certificates, Series 1998-A
          Class B Floating Rate Asset Backed Certificates, Series 1998-A
-------------------------------------------------------------------------------
                                 (Title of Class)

                       An Index to Exhibits begins on page 5

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED.

The description of the Class A Floating Rate Asset Backed Certificates and Class B Floating Rate Asset Backed Certificates appearing under the captions entitled:
"Summary of Series Terms," "Risk Factors," "Maturity Considerations," "The Receivables," "Series Provisions," and "Certain Federal Income Tax Consequences" in the Prospectus Supplement dated June 11, 1998 and "Prospectus Summary," "Risk Factors," "The Receivables," "Description of the Certificates," "Certain Legal Aspects of the Receivables," "Certain Federal Income Tax Consequences" and "ERISA Considerations" in the Prospectus, dated June 5, 1998 (the Prospectus and the Prospectus Supplement are incorporated herein by reference as Exhibit 4.13).

ITEM 2. EXHIBITS.

Exhibit 4.1 -- Pooling and Servicing Agreement (relating to Chevy Chase Master
               Credit Card Trust II), dated as of June 1, 1995 (the "Trust II Pooling and Servicing Agreement") (incorporated by reference to
               Exhibit 4.10 in the Form 8-A filed by the Registrants with the Securities and Exchange Commission on July 17, 1995).

Exhibit 4.2 -- First Amendment, dated as of March 28, 1996, to the Trust II
               Pooling and Servicing Agreement (incorporated by reference to Exhibit 4.5 in the Form 8-K filed by Chevy Chase Master Credit Card Trust II with the Securities and Exchange Commission on August 21, 1996).

Exhibit 4.3 -- Second Amendment, dated as of July 1, 1996, to the Trust II
               Pooling and Servicing Agreement (incorporated by reference to Exhibit 4.6 in the Form 8-K filed by Chevy Chase Master Credit Card Trust II with the Securities and Exchange Commission on August 21, 1996).

Exhibit 4.4 -- Third Amendment, dated as of June 26, 1997, to the Trust II
               Pooling and Servicing Agreement (incorporated by reference to Exhibit 4.13 in the Form 8-K filed by Chevy Chase Master Credit Card Trust II with the Securities and Exchange Commission on June 8, 1998).

Exhibit 4.5 -- Fourth Amendment, dated as of June 18, 1998, to the Trust II
               Pooling and Servicing Agreement.

Exhibit 4.6 -- Receivables Purchase Agreement, dated as of June 1, 1995
               (incorporated by reference to Exhibit 4.12 in the Form 8-A filed by the Registrants with the Securities and Exchange Commission on July 17, 1995).

Exhibit 4.7 -- First Amendment to Receivables Purchase Agreement, dated as of
               June 26, 1997, relating to the Trust II Pooling and Servicing Agreement (incorporated by reference to Exhibit 4.14 in the Form 8-K filed by the Registrants with the Securities and Exchange Commission on June 8, 1998).

Exhibit 4.8 -- Series 1995-A Supplement to the Trust II Pooling and Servicing
               Agreement, dated as of June 1, 1995 (incorporated by reference to Exhibit 4.11 in the Form 8-A filed by the Registrants with the Securities and Exchange Commission on July 17, 1995).

Exhibit 4.9 -- Series 1995-C Supplement to the Trust II Pooling and Servicing
               Agreement, dated as of December 1, 1995 (incorporated by reference to Exhibit 4.3 in the Form 8-A filed by the Registrants with the Securities and Exchange Commission on January 11, 1996).

Exhibit 4.10 -- Series 1996-A Supplement to the Trust II Pooling and Servicing
                Agreement, dated as of September 1, 1996 (incorporated by reference to Exhibit 4.7 in the Form 8-A filed by the Registrants with the Securities and Exchange Commission on October 31, 1996).

Exhibit 4.11 -- Series 1996-C Supplement to the Trust II Pooling and Servicing
                Agreement, dated as of December 1, 1996 (incorporated by reference to Exhibit 4.8 in the Form 8-A filed by the Registrants with the Securities and Exchange Commission on January 9, 1997).

Exhibit 4.12 -- Series 1998-A Supplement to the Trust II Pooling and Servicing
                Agreement, dated as of June 1, 1998.

Exhibit 4.13 -- Prospectus Supplement, dated June 11, 1998, together with the
                Prospectus, dated June 5, 1998 (as filed with the Securities and Exchange Commission on June 12, 1998, pursuant to
                Rule 424(b)(5), which filing is incorporated herein by reference).

Exhibit 5.1 --  Specimen certificates representing Class A Floating Rate Asset
                Backed Certificates, Series 1998-A and Class B Floating Rate Asset Backed Certificates, Series 1998-A.

                                    SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrants have duly caused this Form 8-A to be signed on their behalf by the undersigned, thereto duly authorized.


                                     CHEVY CHASE BANK, F.S.B.

                                     By:  /s/ Joel A. Friedman
                                          ------------------------------
                                          Name:  Joel A. Friedman
                                          Title: Senior Vice President
                                                 and Controller


                                     CCB HOLDING CORPORATION

                                     By: /s/ Mark A. Holles
                                         ------------------------------
                                         Name:  Mark A. Holles
                                         Title: Vice President


Dated:  July 6, 1998

                                 INDEX TO EXHIBITS

  Exhibits
  --------

Exhibit 4.5 Fourth Amendment, dated as of June 18, 1998, to the Trust II Pooling and Servicing Agreement.

Exhibit 4.12       Series 1998-A Supplement to the Trust II
                   Pooling and Servicing Agreement, dated as of June 1, 1998.


Exhibit 5.1        Specimen certificates representing Class A
                   Floating Rate Asset Backed Certificates,
                   Series 1998-A and Class B Floating Rate Asset
                   Backed Certificates, Series 1998-A.